SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 29, 2015

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 29, 2015.   At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 1, 2015.  Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:  Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	27,206,671	17,743,680	12,080,437
Alex Davern	42,940,446	2,009,905	12,080,437
Timothy R. Dehne	44,764,640	185,711	12,080,437
Christine King	44,758,905	191,446	12,080,437
Jason P. Rhode	44,788,647	161,704	12,080,437
Alan R. Schuele	44,784,563	165,788	12,080,437
William D. Sherman	27,227,264	17,723,087	12,080,437
David J. Tupman	44,743,404	206,947	12,080,437

Proposal Two:   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,828,064	23,174,966	27,758

Proposal Three:   Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as described in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
43,354,082	1,132,729	463,540	12,080,437

Proposal Four: Approval of the Amendment to, and the Restatement of, the 2006 Stock Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
40,946,728	3,945,872	57,751	12,080,437

Proposal Five: Approval of the Material Terms of the 2006 Stock Incentive Plan, as Amended and Restated, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
42,102,187	2,793,710	54,454	12,080,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: August 3, 2015	By:	/s/ Gregory S. Thomas
		Name:	Gregory S. Thomas
		Title:	Vice President, General Counsel, Corporate Secretary